Exhibit 3.4

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Filed in the office of	Document Number 20120176865-38
/s/ Ross Miller
Filing Date and Time
Ross Miller	03/13/2012 11:45 AM
Secretary of State	Entity Number
State of Nevada	E0214492009-8

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Loto Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

1. Name of Corporation: Mobile Integrated Systems, Inc.

3. Authorized Stock: The number of shares with par value is hereby increased from One Hundred Million (100,000,000) shares of common stock, with a par value of $.0001 per share to Three Hundred Million (300,000,000), all of which shares will be common stock, with a par value of $.0001 per share. At 1:00PM Pacific Time on the effective date of filing of this Certificate of Amendment, each one (1) outstanding share of the common stock of the Corporation as of such date shall be forward split into five (5) shares of the common stock of the Corporation, and as applicable, shareholders may be issued fractional shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:19,300,000/32,712,626

4. Effective date of filing: (optional)                             3/26/12
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other tight given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Arnend Profit-After
Revised: 3-6-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Filed in the office of	Document Number 20090463614-25
/s/ Ross Miller
Filing Date and Time
Ross Miller	06/04/2009 12:50 AM
Secretary of State	Entity Number
State of Nevada	E0214492009-8

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Loto Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

3. AUTHORIZED STOCK: Par value per share: $.0001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of thearticles of incorporation* have voted in favor of the amendment is: 40,000,000/40,000,000

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)
5. Signature: (required)

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other tight given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Arnend Profit-After
This form must be accompanied by appropriate fees.
Revised: 3-6-09

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20090359572-02
Filing Date and Time 04/22/2009 2:00 PM
Entity Number E0214492009-8

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation:	Loto Inc.

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: Vcorp Services, LLC Name ☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity (name and address below) (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
	202 South Minnesota Street	Carson City	Nevada	89703
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

3. Authorized Stock: (Number of shares corporation is authorized to issue)	Number of shares With par value: 100,000,000	Par value Per share: $.001	Number of shares Without par value:
4. Name & Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional pages if more than three directors/trustees
1. Marsha Collins
Name
	c/o Wuersch & Gering, 100 Wall St, 21st fl.	New York	NY	10005
	Street Address	City	State	Zip Code

2.

	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one incorporator)
	Travis Gering	X
	Name	Incorporator Signature

	Wuersch & Gering, 100 Wall St, 21st fl.	New York	NY	10005
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named entity.
	X			04/20/2009
	Authorized Signature of Registered Agent of On Behalf of registered Agent Entity			Date

This form must be accompanied by appropriate fees.
This form must be accompanied by appropriate fees.
Revised: 7-1-08

ADDITIONAL ARTICLES OF THE
CERTIFICATE OF INCORPORATION
OF
LOTO INC.

FIRST:                   (a)  No Preemptive Rights. No holder of stock of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such stock, or any rights to subscribe for or purchase such stock, or any securities convertible into or exchangeable for such stock, which may at any time be issued, sold or offered for sale by the Corporation.

(b)  Liquidation, Dissolution, or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

(c)  Dividends. The holders of shares of Common Stock shall be entitled to receive dividends, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, payable either in cash, in property, or in shares of Common Stock.

(d)  Voting Rights. Except as otherwise provided by the Nevada Revised Statutes, the holders of the issued and outstanding shares of the Corporation's Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

(e)  Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

TWO:               The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Certificate of Incorporation directed or required to be exercised or done by the stockholders. The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation. Except as otherwise fixed by or pursuant to the provisions of this Certificate of Incorporation, the number of directors constituting the entire Board of Directors shall be not less than one nor more then seven, with the then-authorized number of Directors being fixed from time to time by the Board of Directors.

THREE:        Elections of directors need not be by written ballot unless the by-laws of theCorporation shall otherwise provide.

FOUR:              A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Nevada Revised Statutes, or (iv) for any transaction from which the director derived an improper personal benefit. If the Nevada Revised Statutes are hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes as so amended. Any repeal or modification of this Article by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

FIVE:    Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as such a director or officer shall be indemnified and held harmless by the Corporation to the full extent authorized by the Nevada Revised Statutes, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnity in connection therewith.

(a)  Procedure. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the Nevada Revised Statutes, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding (the "Disinterested Directors"), or (b) if such a quorum of Disinterested Directors is not obtainable, or, even if obtainable a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

(b) Advances for Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article. The majority of the Disinterested Directors may, in the manner set forth above, and upon approval of such director or officer of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

(c)  Procedure for Indemnification. Any indemnification or advance of costs, charges and expenses under this Article, shall be made promptly, and in any event within ten days upon the written request of the director or officer and shall be accompanied by a written undertaking by or on behalf of indemnitee to repay such amount if it shall ultimately be determined that indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article. The right to indemnification of advances as granted by this Article shall be enforceable by the director or officer in a court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within ten days. Such person's costs and expenses incurred in connection with successfully establishing his/her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the Nevada Revised Statutes, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the Nevada Revised Statutes, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d)  Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administers of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Nevada Revised Statutes or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article, with respect to the resulting or surviving corporation, as he would if he/she had served the resulting or surviving corporation in the same capacity.

(e)  Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her or on his/her behalf in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him/her against such liability under the provisions of this Article, provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

(f)  Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article as to all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

SIX:                   Acquisition of Controlling Interest. The Corporation hereby elects not to be governed by Sections 78.378 to 78.3793 of the Nevada Revised Statutes.

SEVENTH:   Combinations with Interested Stockholders. The Corporation hereby elects not to be governed by Sections 78.411 to 78.444 of the Nevada Revised Statutes.

EIGHTH:         The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.